UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2013

MATTSON TECHNOLOGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-24838	77-0208119
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of Principal Executive Offices Including Zip Code)
(510) 657-5900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On September 9, 2013, Shigeru Nakayama retired as a member of the Board of Directors (the "Board") of Mattson Technology, Inc. (the “Company”).
Shigeru Nakayama was a Class III director. Mr. Nakayama served as a director since May 1996 and was Chairman of the Company's Nominating & Governance Committee.
Mr. Nakayama did not indicate, and it is not otherwise known to the Company, that he retired as a director because of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.
The Board and management team of the Company wish to express their gratitude and appreciation to Mr. Nakayama for his many contributions to the Company during his tenure on the Board.
(d) On September 9, 2013, the Board, pursuant to the applicable provisions of the Company's bylaws, elected Tom St. Dennis as a Class III director of the Company to fill the vacancy created by Mr. Nakayama's retirement.
There are no arrangements or understandings between Mr. St. Dennis and any other persons pursuant to which Mr. St. Dennis was named a director of the Company. Mr. St. Dennis does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. St. Dennis has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.
Under our standard compensation arrangement available to non-employee directors, Mr. St. Dennis will receive an annual retainer of $50,000. The Company will reimburse Mr. St. Dennis for ordinary expenses incurred in connection with his attendance at Board and committee meetings. As a new non-employee director, Mr. St. Dennis is entitled to receive an initial option grant to purchase 25,000 shares of the Company's common stock and an award of 8,500 Restricted Stock Units for the Company's stock, and will qualify for future equity awards in accordance with the Company's compensation policy for non-employee directors.
In accordance with the Company's customary practice, the Company is entering into its standard form of indemnification agreement with Mr. St. Dennis, which will require the Company to indemnify him against certain liabilities that may arise as result of his status or service as a director.
The Company's press release announcing these director changes is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit	Description
99.1	September 9, 2013 Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mattson Technology, Inc

September 10, 2013

By: /s/ TYLER PURVIS
Tyler Purvis Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)